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                                                                   EXHIBIT 99.4

                           BOREL BANK & TRUST COMPANY
                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ________________, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


         The undersigned holder of common stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Borel Bank & Trust Company and the accompanying Joint Proxy Statement-Prospectus dated ___________, 2001, and revoking any Proxy heretofore given, hereby constitutes and appoints Harold
A. Fick, Ronald G. Fick and Miller Ream and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Borel Bank & Trust Company, a California banking corporation ("Borel"), standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Borel, to be held at Borel Bank & Trust Company, located at 160 Bovet Road, San Mateo, California 94402 on _________, _______, 2001 at ________ local time, or at any adjournments thereof, upon the following items as set forth in the Notice of Special Meeting and Joint Proxy Statement-Prospectus and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments or postponements thereof.


     1. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization dated June 27, 2001 by and between Borel and Boston Private Financial Holdings, Inc., a Massachusetts corporation; the related Agreement of Merger to be entered into by and between Borel and Borel Acquisition Corp., a California corporation, and to be formed as a wholly owned subsidiary of Boston Private, pursuant to which Borel Acquisition Corp. will be merged with and into Borel, resulting in Borel becoming a wholly owned subsidiary of Boston Private; and the transactions contemplated by the Agreement and Plan of Reorganization and the Agreement of Merger, including certain amendments to Borel's Articles of Incorporation. A copy of the Agreement and Plan of Reorganization is attached as Annex A to the accompanying joint proxy statement and prospectus. A copy of the Agreement of Merger is attached as Annex B to the accompanying joint proxy statement and prospectus.


               / /  FOR       / /  AGAINST       / /  ABSTAIN


     2. To consider and act upon such other business and matters or proposals as may properly come before the special meeting or any adjournment or postponement thereof.


IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" THE LISTED PROPOSALS.


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                              SHAREHOLDER(S)             NO. OF COMMON SHARES




                              ----------------------          --------


                              ----------------------          --------

                              DATE: ___________, 2001


Please date and sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.


I/We do ____ or do not ____ expect to attend this meeting

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.












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